UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 22, 2023

Spark Networks SE
(Exact name of registrant as specified in its charter)

Germany	001-38252	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Kohlfurter Straße 41/43
Berlin Germany 10999
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (+49) 30 868000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
American Depository Shares each representing one-tenth of an ordinary share	LOV	The Nasdaq Stock Market, LLC
Ordinary shares, €1.00 nominal value per share*
* Not for trading purposes, but only in connection with the registration of American Depository Shares pursuant to the requirements of the Securities and Exchange Commission.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As previously disclosed, on March 11, 2022, Spark Networks SE (the “Company”) entered into a Financing Agreement (the “Financing Agreement”) with Zoosk, Inc. (“Zoosk”) and Spark Networks, Inc., the subsidiary guarantors party thereto, the lenders party thereto, and MGG Investment Group LP (“MGG”), as administrative agent and collateral agent, providing for senior secured term loans in the aggregate principal amount of $100 million. On August 5, 2022, the Company entered into Amendment No.1 to Financing Agreement, which revised certain financial covenants related to the testing of the Company’s quarterly leverage ratio and the Company’s minimum market spend. On March 29, 2023, the Company entered into Amendment No. 2 to Financing Agreement and Forbearance Agreement (the “Forbearance Agreement”) which granted forbearance until May 15, 2023 with respect to the Company’s receipt of a going concern opinion on the condition that the Company retain a financial advisor, and amended the definition of Adjusted EBITDA in the Financing Agreement. On May 15, 2023 the Company entered into Amendment No. 1 to Forbearance Agreement which extended the forbearance termination date to May 25, 2023 and added to the forbearance the Company’s failure to deliver to the collateral agent a control agreement.

On May 25, 2023, the Company entered into Amendment No. 2 to Forbearance Agreement (the “Second Amendment”) which extended the forbearance period termination date to June 15, 2023 and removed from the forbearance the Company’s failure to deliver to the collateral agent a control agreement (as moot). No other changes were made to the Financing Agreement.

On June 15, 2023, the Company entered into Amendment No. 3 to Forbearance Agreement (the “Third Amendment”) which extends the forbearance period termination date to July 14, 2023, conditioned on (i) by June 19, 2023, the delivery to MGG of an engagement letter appointing Adrian Frankum of Ankura Consulting Group, LLC (“Ankura”) as special project officer, (ii) by June 30, 2023, the Company must cause its financial advisor to deliver to MGG a bottoms-up, step-by-step operational performance improvement plan with a fully integrated financial model, including restructuring options and future capital and liquidity requirements of the Company (the “Transition Plan”), (iii) by July 7, 2023, approval by the Company’s board of directors of the Transition Plan; and (iv) by July 7, 2023, the Company must engage an auditor to provide an IDW-S6 opinion.

The foregoing description of the Third Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Third Amendment, a copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on April 12, 2023, Company received a letter (the “Nasdaq Staff Deficiency Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company’s stockholders’ equity as reported in its Annual Report on Form 10-K for the fourth quarter and year ended December 31, 2022 (the “Form 10-K”), did not satisfy the continued listing requirement under Nasdaq Listing Rule 5550(b)(1) for the Nasdaq Capital Market, which requires that a listed company’s stockholders’ equity be at least $2.5 million. As reported on its Form 10-K, the Company reported stockholders’ deficit of approximately $(6,786,000). In addition, as of April 18, 2023, the Company did not meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations. The Company is also not currently in compliance with the Nasdaq continued listing requirement that the Company maintain a bid price for the Company’s American Depositary Shares (“ADS”) of above $1.00 per share. Subsequent to the receipt of the Nasdaq Staff Deficiency Letter, and prior to the deadline set forth in such letter, the Company submitted a plan to regain compliance with Nasdaq listing Rule 5550(b)(1) to Nasdaq.

On June 21, 2023, the Company received a notice (the “Notice”) from the Listing Qualifications Department of Nasdaq. The Notice advised the Company that based on Staff’s review and the materials submitted by the Company on June 5, 2023, the Staff has determined to deny the Company’s request for continued listing on The Nasdaq Capital Market.

Accordingly, the Company’s ADSs will be delisted from The Nasdaq Stock Market. In that regard, unless the Company requests an appeal of this determination, trading of the Company’s ADSs will be suspended at the opening of business on June 30, 2023, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s ADSs from listing and registration on The Nasdaq Stock Market.

The Company may appeal Staff’s determination to a Hearings Panel, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. Requests for a hearing and for an extended stay should be submitted electronically through the Nasdaq Listing Center, and must be received no later than 4:00 Eastern Time on June 28, 2023. The fee for a hearing is $20,000. The Company is currently evaluating its options with respect to filing an appeal.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2023, two members of the Board of Directors (the “Board”) of Company, Bradley J. Goldberg and Bangaly Kaba, each informed the Company of their intent to not stand for re-election as directors at the upcoming 2023 Annual Meeting of Shareholders (the “Annual Meeting”). Messrs. Goldberg and Kaba each indicated an intent to continue to serve as a director of the Company until the Annual Meeting, and advised the Company that there were no disagreements between the Company and them relative to their intent to not stand for re-election to the Board. Mr. Goldberg currently serves as Chair of the Company’s Nominating, Governance and Compensation Committee. Mr. Kaba currently serves as a member of the Company’s Nominating, Governance and Compensation Committee.

Item 8.01. Other Events.

On June 19, 2023, in accordance with the Third Amendment, the Company entered into a letter agreement dated as of June 16, 2023 (the “Letter Agreement”) with Ankura, pursuant to which Ankura has been engaged to act as an advisor to the Company to provide interim management and transformation advisory services. Pursuant to the Letter Agreement, Adrian Frankum of Ankura has been appointed to serve as Special Project Officer of the Company with full operational authority over all operational and restructuring matters of the Company; provided that said appointment shall not limit the rights and obligations of the managing directors of the Company under German law and the Company’s Articles of Association. Mr. Frankum will report directly to the Company’s board of directors.

The Letter Agreement may be terminated at any time by either party.

The Company will pay Ankura for its services pursuant to the fee schedule provided in the Letter Agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 3 to Forbearance Agreement dated as of June 15, 2023, by and among Spark Networks SE, Zoosk, Inc., Spark Networks, Inc. and MGG Investment Group LP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spark Networks SE

Dated: June 22, 2023	By:	/s/ Frederic Beckley
Frederic Beckley
General Counsel & Chief Administrative Officer